Exhibit 99.1

News For Immediate Release

Amplify Energy Announces Third Quarter 2018 Results, Closing of New Revolving Credit

Facility and Updated 2018 Guidance

HOUSTON, November 7, 2018—Amplify Energy Corp. (OTCQX: AMPY) (“Amplify” or the “Company”) announced today its operating and financial results for the third quarter 2018 and updated guidance for the full year 2018.

Key Third Quarter Events

•

Announced the closing of a new revolving credit facility with an initial borrowing base of $425 million, reduced borrowing costs and increased flexibility to return capital to shareholders and pursue go-forward strategy

•	Release of approximately $61.5 million in cash from the plugging and abandonment trust related to the Company’s offshore California properties (the “Beta Decommissioning Trust Account”)

•	Announced a $37 million capital project to increase oil production at the Company’s Bairoil field in the Rockies

Key Third Quarter Operational Highlights

•	During the third quarter this year we generated the following:

o	Daily production of 152.4 MMcfe/d which was above the midpoint of quarterly guidance

o	Net cash provided by operating activities of $32 million for the quarter, compared to the midpoint of guidance of $34 million

o	Adjusted EBITDA of $40 million that was above the midpoint of the guidance range of $36 million to $42 million

o	Free cash flow of $28 million that was within the guidance range of $25 million to $31 million

•	Maintained total debt to annualized Adjusted EBITDA of 1.9x

•	As of November 5, 2018, reduced net debt to $221 million, inclusive of $73 million of cash on hand

“During the third quarter of 2018, Amplify achieved key milestones that were important steps towards implementing our go-forward strategy,” said Ken Mariani, President and Chief Executive Officer of Amplify. “Our new credit facility provides us with meaningful cost of capital savings, along with flexibility to fund future development and acquisition activity. In addition, we were able to release $61.5 million from the Beta Decommissioning Trust Account. We are putting some of our liquidity to work with a $37 million capital project in the Bairoil Field. I am proud of the strides that our team has made thus far, and I look forward to working with the

Board as we continue to evaluate the best use of our liquidity and free cash flow to fund investment opportunities in offshore California and the Rockies, further reduce our debt and execute on a plan to return capital to shareholders.”

Key Financial Results

$ in millions	Third Quarter 2018	Second Quarter 2018
Average daily production (MMcfe/d)	152.4	168.9
Total revenues	$85.4	$90.9
Total assets	$841.3	$848.3
Net Income (loss)	($2.6)	($25.3)
Adjusted EBITDA (a non-GAAP financial measure)	$39.7	$45.8
Total debt (1)	$294.0	$314.0
Total debt / Adjusted EBITDA (2)	1.9x	1.7x
Net cash provided by (used in) operating activities	$32.3	$42.1

Total capital	$7.5	$23.4

(1)	As of September 30, 2018 and June 30, 2018, respectively
(2)	Annualized for the respective quarter ended

New Revolving Credit Facility with Initial $425 Million Borrowing Base and Liquidity Update

On November 2, 2018, Amplify, together with its subsidiaries, entered into a new senior secured reserve-based revolving credit facility with Bank of Montreal, as administrative agent (the “new credit facility”) with an initial borrowing base of $425 million. BMO Capital Markets, Bank of America Merrill Lynch, Citibank, Regions Bank and U.S. Bank are the joint lead arrangers for the new credit facility.

The borrowing base will be redetermined on a semi-annual basis with the first redetermination expected on April 1, 2019. Borrowings under the new credit facility will bear interest at LIBOR plus 200 bps to 300 bps, which is an improvement of 100 bps from the previous facility. The new credit facility has a five-year term to maturity in November 2023.

“The new credit facility improves our financial flexibility and cost of capital as we continue to evaluate and execute on our strategic plan. We would especially like to express our appreciation for the support from BMO Capital Markets and the syndicate of lenders, and we look forward to working with them as partners in connection with our growth opportunities,” said Martyn Willsher, Senior Vice President and Chief Financial Officer.

As of November 5, 2018, Amplify had total debt of $294 million under its new credit facility, with a borrowing base of $425 million. Amplify’s liquidity was $202 million as of November 5, 2018, consisting of $73 million of cash on hand and available borrowing capacity of $129 million (including the impact of $2.4 million in outstanding letters of credit).

Receipt of Cash from Beta Decommissioning Trust Account

On October 10, 2018, Amplify announced the receipt of approximately $61.5 million from the Beta Decommissioning Trust Account. The cash release to Amplify’s balance sheet was made pursuant to an order of the U.S. Bankruptcy Court dated February 9, 2018, which allowed for the release of Beta cash subject to certain conditions that have since been satisfied. Following the cash release, Beta’s decommissioning obligations remain fully supported by A-rated surety bonds and $90 million of cash. This release represented a significant first step in better aligning the funding structure of Beta’s long-term decommissioning liability with its ultimate duration.

Comparison of Third Quarter Guidance vs Actual Results

	3Q 2018 Guidance (1)			3Q 2018 (2)
	Low		High	Actuals
Net Average Daily Production
Oil (MBbls/d)	8.6	—	9.2	8.5
NGL (MBbls/d)	3.9	—	4.1	4.0
Natural Gas (MMcf/d)	72.0	—	76.4	77.5
Total (MMcfe/d)	147.0	—	156.1	152.4

Commodity Price Differential / Realizations (Unhedged)
Oil Differential ($ / Bbl)	$3.00	—	$3.30	$2.47
NGL Realized Price (% of WTI NYMEX)	41%	—	46%	48%
Natural Gas Realized Price (% of Henry Hub)	95%	—	99%	102%

Gathering, Processing and Transportation Costs
Oil ($ / Bbl)	$0.60	—	$0.70	$0.82
NGL ($ / Bbl)	$4.25	—	$4.75	$4.43
Natural Gas ($ / Mcf)	$0.50	—	$0.60	$0.55

Total ($ / Mcfe)	$0.37	—	$0.47	$0.44

Average Costs
Lease Operating ($ / Mcfe)	$1.91	—	$2.03	$1.96
Taxes (% of Revenue) (3)	5.5%	—	6.5%	5.5%
Recurring Cash General and Administrative ($ / Mcfe) (4)	$0.47	—	$0.50	$0.49

Net Cash Provided by Operating Activities ($MM) (5)		$34		$32

Adjusted EBITDA ($MM) (6)	$36	—	$42	$40
Cash Interest Expense ($MM)	$4	—	$6	$5
Capital Expenditures ($MM)	$6	—	$8	$8
Free Cash Flow ($MM) (6)	$25	—	$31	$28

(1)	Guidance based on NYMEX strip pricing as of July 27, 2018; Average prices of $67.89 / Bbl for crude oil and $2.83 / Mcf for natural gas for 2018
(2)

Actual results for 3Q18 impacted by adoption of new GAAP revenue recognition standard that reduced revenue and GP&T, but had no net impact on Net Cash Provided by Operating Activities or Adjusted EBITDA

(3)	Includes production, ad valorem and franchise taxes
(4)	Recurring cash general and administrative cost guidance excludes reorganization expenses and non-cash compensation
(5)	Net Cash Provided by Operating Activities guidance does not include certain restructuring and reorganization expenses or changes in working capital
(6)

Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Free Cash Flow and the reconciliation to the most comparable GAAP financial measure

Production Update

During the third quarter of 2018, Amplify produced 152.4 MMcfe/d, which was above the midpoint of our guidance for the quarter. Third quarter production was impacted by the Company’s scheduled annual turnaround for maintenance at the Bairoil Field, which shut in production for approximately 10 days. Additionally, in early October the Company initiated a scheduled 6-day maintenance turnaround in the Beta Field, which will impact fourth quarter production. Both of these turnarounds were completed successfully, and production has since returned to anticipated levels reflected in previously issued guidance.

Operations and Capital Spending Outlook

As recently announced, Amplify’s board of directors has approved a $37 million capital project to increase oil production at the Company’s Bairoil field in the Rockies by approximately 900 Boe/d. This investment will expand CO2 recycling capacity at the facility by approximately 60 MMcf/d, and will allow the Company to bring currently shut-in wells back online. The Company anticipates that the expanded facility will be completed and operational by the fourth quarter of 2019. The expansion will also allow the Company to drill four additional wells in 2019, with a total of 59 further drilling locations identified and supported by a recent 3D seismic survey.

At the Company’s Beta field, the Company has recently added a second drilling and workover crew (“rig crew”). The second rig crew will initially focus on workover activities to increase current production, but it will also be utilized as a drilling crew in the event that a Beta development program is approved for 2019.

In addition, the Company is currently participating in 10 gross (0.5 net) wells in the Eagle Ford, with initial production from these wells expected in the first quarter of 2019. The previous 10 gross wells that were brought online earlier this year have consistently outperformed the Company’s internal type curves, with IP-30 oil production rates averaging above 1,300 barrels per day (gross) and delivering rates of return greater than 100%. The Company anticipates similar results for the current wells.

Amplify’s capital spend for the third quarter was approximately $7.5 million, in-line with quarterly guidance. Third quarter capital was allocated 43% in East Texas, 35% in the Rockies and 11% in the Eagle Ford, with the remainder focused primarily on workover and infrastructure related projects in California. The Bairoil expansion project will result in increased capital spending in the fourth quarter 2018 as the Company orders equipment for the plant upgrade. All capital spending updates have been reflected in our fourth quarter and revised full year guidance.

Fourth Quarter and Full Year 2018 Guidance

The following guidance included in this press release is subject to the cautionary statements and limitations described under the “Forward-Looking Statements” caption at the end of this press release. Amplify’s updated 2018 guidance is based on its current expectations regarding capital expenditure levels and on the assumption that market demand and prices for oil and natural gas will continue at levels that allow for economic production of these products.

Amplify’s fourth quarter and full year guidance has been adjusted for the strategic capital investment in Bairoil. A summary of the guidance is presented below:

	4Q 2018E (1)			FY 2018E (1)
	Low		High	Low		High
Net Average Daily Production
Oil (MBbls/d)	8.2	—	8.7	8.9	—	9.6
NGL (MBbls/d)	3.6	—	3.8	4.0	—	4.3
Natural Gas (MMcf/d)	66.0	—	70.1	76.6	—	81.4
Total (MMcfe/d)	136.7	—	145.1	154.2	—	163.7

Commodity Price Differential / Realizations (Unhedged)
Oil Differential ($ / Bbl)	$2.70	—	$3.00	$2.60	—	$2.90
NGL Realized Price (% of WTI NYMEX)	42%	—	47%	40%	—	45%
Natural Gas Realized Price (% of Henry Hub)	95%	—	99%	95%	—	99%

Gathering, Processing and Transportation Costs
Oil ($ / Bbl)	$0.60	—	$0.70	$0.60	—	$0.70
NGL ($ / Bbl)	$4.20	—	$4.70	$4.00	—	$4.50
Natural Gas ($ / Mcf)	$0.50	—	$0.60	$0.45	—	$0.55

Total ($ / Mcfe)	$0.37	—	$0.47	$0.36	—	$0.46

Average Costs
Lease Operating ($ / Mcfe)	$2.15	—	$2.35	$1.86	—	$2.06
Taxes (% of Revenue) (2)	5.5%	—	6.5%	5.5%	—	6.5%
Recurring Cash General and Administrative ($ / Mcfe) (3)	$0.51	—	$0.56	$0.52	—	$0.55

Net Cash Provided by Operating Activities ($MM) (4)		$30			$145

Adjusted EBITDA ($MM) (5)	$31	—	$37	$161	—	$167
Cash Interest Expense ($MM)	$4	—	$6	$18	—	$20
Capital Expenditures ($MM)	$10	—	$12	$56	—	$58
Free Cash Flow ($MM) (5)	$16	—	$22	$85	—	$91

(1)	Guidance based on NYMEX strip pricing as of October 26, 2018; Average prices of $67.26 / Bbl for crude oil and $2.92 / Mcf for natural gas for 2018
(2)	Includes production, ad valorem and franchise taxes
(3)	Recurring cash general and administrative cost guidance excludes reorganization expenses and non-cash compensation
(4)	Net Cash Provided by Operating Activities guidance does not include certain restructuring and reorganization expenses or changes in working capital
(5)

Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Free Cash Flow and the reconciliation to the most comparable GAAP financial measure

Hedging Update

Since Amplify’s previous hedge update on August 8, 2018, the Company has not made any further additions to its hedge position. The following table reflects the hedged volumes under Amplify’s commodity derivative contracts and the average fixed or floor prices at which production is hedged for October 2018 through December 2019, as of November 7, 2018.

Hedge Summary

	Year Ending December 31,
	2018	2019
Natural Gas Derivative Contracts:
Total weighted-average fixed/floor price ($/MMbtu)	$3.54	$2.82
Total natural gas volumes hedged (MMcf/d)	58.8	41.1
Oil Derivative Contracts:
Total weighted-average fixed/floor price ($/Bbl)	$69.14	$54.08
Total oil volumes hedged (MBbl/d)	6.7	6.1
Natural Gas Liquids Derivative Contracts:
Total weighted-average fixed/floor price ($/Bbl)	$25.85	$29.96
Total NGL volumes hedged (MBbl/d)	2.8	2.4
Total Derivative Contracts:
Total weighted-average fixed/floor price ($/Mcfe)	$6.42	$5.62
Total equivalent volumes hedged (MMcfe/d)	115.9	92.0

Amplify posted an updated hedge presentation containing additional information on its website, www.amplifyenergy.com, under the Investor Relations section.

Quarterly Report on Form 10-Q

Amplify’s financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which Amplify expects to file with the Securities and Exchange Commission on November 7, 2018.

Conference Call

Amplify will host an investor teleconference today at 10:00 a.m. Central Time to discuss these operating and financial results. Interested parties may join the webcast by visiting Amplify’s website, www.amplifyenergy.com, and clicking on the webcast link or by dialing (833) 883-4379 at least 15 minutes before the call begins and providing the Conference ID: 9465818. The webcast and a telephonic replay will be available for fourteen days following the call and may be accessed by visiting Amplify’s website, www.amplifyenergy.com, or by dialing (855) 859-2056 and providing the Conference ID: 9465818.

About Amplify Energy

Amplify Energy Corp. is an independent oil and natural gas company engaged in the acquisition, development, exploration and production of oil and natural gas properties. The Company’s operations are focused in the Rockies, offshore California, East Texas / North Louisiana and South Texas. For more information, visit www.amplifyenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Amplify expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Amplify believes that these statements are based on reasonable assumptions, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Amplify, which may cause Amplify’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K, and if applicable, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. All forward-looking statements speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Amplify undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow. The accompanying schedules provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Amplify does.

Adjusted EBITDA. Amplify defines Adjusted EBITDA as net income or loss, plus interest expense; income tax expense; depreciation, depletion and amortization; impairment of goodwill and long-lived assets; accretion of asset retirement obligations; losses on commodity derivative instruments; cash settlements received on expired commodity derivative instruments; losses on sale of assets; unit-based compensation expenses; exploration costs; acquisition and divestiture related expenses; amortization of gain associated with terminated commodity derivatives, bad debt expense; and other non-routine items, less interest income; gain on extinguishment of debt; income tax benefit; gains on commodity derivative instruments; cash settlements paid on expired commodity derivative instruments; gains on sale of assets and other, net; and other non-routine items. Adjusted EBITDA is commonly used as a supplemental financial measure by management and external users of Amplify’s financial statements, such as investors, research analysts and rating agencies, to assess: (1) its operating performance as compared to other companies in Amplify’s industry without regard to financing methods, capital structures or historical cost basis; (2) the ability of its assets to generate cash sufficient to pay interest and support Amplify’s indebtedness; and (3) the viability of projects and the overall rates of return on alternative investment opportunities. Since Adjusted EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the Adjusted EBITDA data presented in this press release may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net cash provided by operating activities.

Free Cash Flow. Amplify defines Free Cash Flow as Adjusted EBITDA, less cash income taxes; cash interest expense; and total capital expenditures. Free cash flow is an important non-GAAP financial measure for Amplify’s investors since it serves as an indicator of the Company’s success in providing a cash return on investment. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities.

Selected Operating and Financial Data (Tables)

Amplify Energy Corp.

Selected Financial Data—Unaudited

Statements of Operations Data

(Amounts in $000s, except per share data)	Three Months Ended September 30, 2018	Three Months Ended June 30, 2018
Revenues:
Oil and natural gas sales	$85,446	$90,894
Other revenues	76	94

Total revenues	85,522	90,988

Costs and Expenses:
Lease operating expense	27,505	27,500
Gathering, processing and transportation	6,197	5,975
Exploration	9	2,988
Taxes other than income	4,717	5,535
Depreciation, depletion and amortization	13,355	13,619
General and administrative expense	8,219	16,863
Accretion of asset retirement obligations	1,272	1,429
Realized (gain) loss on commodity derivatives	616	(2,027)
Unrealized (gain) loss on commodity derivatives	20,494	37,679
(Gain) loss on sale of properties	(707)	(227)
Other, net	639	(120)

Total costs and expenses	82,316	109,214

Operating Income (loss)	3,206	(18,226)

Other Income (Expense):
Interest expense, net	(5,336)	(6,287)
Other income (expense)	(2)	2

Total Other Income (Expense)	(5,338)	(6,285)

Income (loss) before reorganization items, net and income taxes	(2,132)	(24,511)

Reorganization items, net	(466)	(768)
Income tax benefit (expense)	—	—

Net income (loss)	$(2,598)	$(25,279)

Earnings per share:
Basic and diluted earnings (loss) per share	$(0.10)	$(1.01)

Selected Financial Data—Unaudited

Operating Statistics

(Amounts in $000s, except per share data)	Three Months Ended September 30, 2018	Three Months Ended June 30, 2018
Oil and natural gas revenue:
Oil Sales	$52,576	$58,540
NGL Sales	12,132	10,931
Natural Gas Sales	20,738	21,423

Total oil and natural gas sales—Unhedged	$85,446	$90,894

Production volumes:
Oil Sales—MBbls	784	892
NGL Sales—MBbls	364	391
Natural Gas Sales—MMcf	7,134	7,665

Total—MMcfe	14,024	15,369

Total—MMcfe/d	152.4	168.9

Average sales price (excluding commodity derivatives):
Oil—per Bbl	$67.03	$65.57
NGL—per Bbl	$33.34	$27.95
Natural gas—per Mcf	$2.91	$2.79

Total—per Mcfe	$6.09	$5.91

Average unit costs per Mcfe:
Lease operating expense	$1.96	$1.79
Gathering, processing and transportation	$0.44	$0.39
Taxes other than income	$0.34	$0.36
General and administrative expense	$0.59	$1.10
Depletion, depreciation, and amortization	$0.95	$0.89

Selected Financial Data—Unaudited

Balance Sheet Data

(Amounts in $000s, except per share data)	September 30, 2018	June 30, 2018
Total current assets	$48,299	$49,154
Property and equipment, net	630,097	635,867
Total assets	841,267	848,272
Total current liabilities	90,893	75,958
Long-term debt	294,000	314,000
Total liabilities	469,688	475,376
Total equity	371,579	372,896

Selected Financial Data—Unaudited

Statements of Cash Flows Data

(Amounts in $000s, except per share data)	Three Months Ended September 30, 2018	Three Months Ended June 30, 2018
Net cash provided from operating activities	$32,335	$42,128
Net cash used in investing activities	(7,744)	(6,963)
Net cash provided by (used in) financing activities	(20,315)	(33,296)

Selected Operating and Financial Data (Tables)

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow

(Amounts in $000s, except per share data)	Three Months Ended September 30, 2018	Three Months Ended June 30, 2018
Reconciliation of Adjusted EBITDA to Net Cash Provided from Operating Activities:
Net cash provided by operating activities	$32,335	$42,128
Changes in working capital	1,336	(13,740)
Interest expense, net	5,336	6,287
Amortization of deferred financing fees	(497)	(1,211)
Reorganization items, net	466	768
Exploration costs	9	2,988
Acquisition and divestiture related costs	82	679
Third-party midstream transaction	—	(105)
Severance payments	(258)	7,709
Plugging and abandonment cost	859	270

Adjusted EBITDA:	$39,668	$45,773

Reconciliation of Free Cash Flow to Net Cash Provided from Operating Activities:
Adjusted EBITDA:	$39,668	$45,773
Less: Cash interest expense	4,666	5,086
Less Capital expenditures	7,505	23,356

Free Cash Flow:	$27,497	$17,331

Selected Operating and Financial Data (Tables)

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow

(Amounts in $000s, except per share data)	Three Months Ended September 30, 2018	Three Months Ended June 30, 2018
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$(2,598)	$(25,279)
Interest expense, net	5,336	6,287
Depreciation, depletion and amortization	13,355	13,619
Accretion of asset retirement obligations	1,272	1,429
(Gains) losses on commodity derivatives	21,110	35,652
Cash settlements on expired commodity derivatives	(616)	2,027
Acquisition and divestiture related costs	82	679
Reorganization items, net	466	768
Share/unit-based compensation expense	1,578	336
(Gain) loss on sale of properties	(707)	(227)
Exploration costs	9	2,988
Loss on settlement of AROs	639	(110)
Third-party midstream transaction	—	(105)
Severance payments	(258)	7,709

Adjusted EBITDA:	$39,668	$45,773

Reconciliation of Free Cash Flow to Net Income (Loss):
Adjusted EBITDA:	$39,668	$45,773
Less: Cash interest expense	4,666	5,086
Less Capital expenditures	7,505	23,356

Free Cash Flow:	$27,497	$17,331

(in millions)	Mid-Point For Quarter Ended 12/31/2018	Mid-Point For Year Ended 12/31/2018
Calculation of Adjusted EBITDA:
Net income	$18	$93
Interest expense	4	19
Depletion, depreciation, and amortization	12	52

Adjusted EBITDA	$34	$164

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA:
Net cash provided by operating activities	$30	$145
Changes in working capital	–	–
Cash Interest Expense	4	19

Adjusted EBITDA	$34	$164

Reconciliation of Adjusted EBITDA to Free Cash Flow:
Adjusted EBITDA	$34	$164
Cash Interest Expense	(4)	(19)
Capital expenditures	(11)	(57)

Free Cash Flow	$19	$89

Contacts

Amplify Energy Corp.

Martyn Willsher – Chief Financial Officer

(713) 588-8346

martyn.willsher@amplifyenergy.com